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                                                                      EXHIBIT 21

THE PNC FINANCIAL SERVICES GROUP, INC.
SCHEDULE OF CERTAIN SUBSIDIARIES
(AS OF DECEMBER 31, 2002)
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
                                                                            STATE OR OTHER JURISDICTION OF
NAME                                                                        INCORPORATION OR ORGANIZATION
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
PNC Bancorp, Inc.                                                           Delaware
    PNC Bank, Delaware (1)                                                  Delaware
    PNC Bank, National Association (1)                                      United States
       PNC Asset Management, Inc.                                           Delaware
       PNC Investment Holdings, Inc.                                        Delaware
       PNC Bank Capital Securities, LLC                                     Delaware
       PNC Commercial Management, Inc.                                      Delaware
       BlackRock, Inc. (1)                                                  Delaware
       PNC Vehicle Leasing, LLC                                             Delaware
       PNC Capital Leasing, LLC                                             Delaware

PNC Holding, LLC                                                            Delaware
    PFPC Worldwide Inc.                                                     Delaware
    PNC Funding Corp (1)                                                    Pennsylvania
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(1)      The names of the subsidiaries of the indicated entities are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.